UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 13, 2017
Date of Report (Date of earliest event reported)

NOVATION COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22897	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Grand Boulevard, Suite 201B, Kansas City, MO 64106

(Address of principal executive offices) (Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed by Novation Companies, Inc. (the “Company”) in filings with the Securities and Exchange Commission (the “SEC”), the Company and its subsidiaries NovaStar Mortgage Funding Corporation, NovaStar Mortgage, LLC and 2114 Central, LLC (the “Subsidiaries,” and together with the Company, the “Debtors”) filed voluntary petitions (the cases commenced thereby, the “Bankruptcy Cases”) in the United States Bankruptcy Court for the District of Maryland (Baltimore Division) (the “Bankruptcy Court”) seeking relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

On April 4, 2017, the Company and NovaStar Mortgage, LLC (the “Plan Debtors”) filed a first amended plan of reorganization (the “Amended Plan”), amending the proposed plan of reorganization for the resolution of the outstanding claims against and interests in the Plan Debtors pursuant to Section 1121(a) of the Bankruptcy Code filed with the Bankruptcy Court on February 14, 2017. On April 10, 2017, the Plan Debtors filed a first amended disclosure statement (the “Amended Disclosure Statement”), amending the related proposed disclosure statement filed with the Bankruptcy Court on February 14, 2017. The Amended Disclosure Statement provides updated information concerning certain financial aspects of the Amended Plan and addresses issues raised by certain creditors and the SEC staff. By order of the Bankruptcy Court entered on April 11, 2017, the Bankruptcy Court approved the Amended Disclosure Statement. Copies of the Amended Plan and Amended Disclosure Statement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

The Bankruptcy Court has scheduled a hearing on confirmation of the Amended Plan for May 31, 2017. May 24, 2017, is fixed as the last day for filing and serving written objections to confirmation of the Amended Plan.

The information in Item 7.01 of this Form 8-K, including the Exhibits described herein and furnished herewith, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference therein.

Forward-Looking Statements

Certain statements in this report regarding the Company and its business that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management's beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those discussed herein. Some important factors that could cause actual results to differ materially from those anticipated include: the disposition and results of the Bankruptcy Cases; the Company’s ability to consummate the acquisition of an operating business; decreases in cash flows from our mortgage securities; the Company’s ability to remain in compliance with the agreements governing its indebtedness; the outcome of litigation actions pending against the Company or other legal contingencies; the Company’s compliance with applicable local, state and federal laws and regulations; compliance with new accounting pronouncements; the impact of general economic conditions; and other risks that are from time to time included in the Company’s filings with the SEC. Other factors not presently identified may also cause actual results to differ. This report speaks only as of its date and the Company expressly disclaims any duty to update the information herein except as required by federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	First Amended Joint Chapter 11 Plan of Reorganization of Novation Companies, Inc. and NovaStar Mortgage LLC, dated as of April 4, 2017.
99.2	First Amended Disclosure Statement Regarding First Amended Joint Chapter 11 Plan of Reorganization, dated as of April 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: April 13, 2017	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	First Amended Joint Chapter 11 Plan of Reorganization of Novation Companies, Inc. and NovaStar Mortgage LLC, dated as of April 4, 2017.
99.2	First Amended Disclosure Statement Regarding First Amended Joint Chapter 11 Plan of Reorganization, dated as of April 10, 2017.